Exhibit 99.1


  Lawson Software Reports First Quarter Fiscal 2008 Financial Results

              Revenues increase 16 percent year-over-year

    ST. PAUL, Minn.--(BUSINESS WIRE)--Oct. 4, 2007--Lawson Software, Inc. (Nasdaq:LWSN) today reported financial results for its fiscal first quarter ended Aug. 31, 2007. Lawson reported fiscal 2008 first quarter GAAP (generally accepted accounting principles) revenues of $187.4 million, up 16 percent from revenues of $161.8 million in its fiscal 2007 first quarter. Total revenues increased in all three geographic regions. The company also reported increases in all lines of revenues: license fee revenues increased 52 percent to $25.5 million, maintenance revenues rose 13 percent to $78.5 million, and consulting revenues rose 11 percent to $83.4 million.

    First quarter GAAP net income was $5.6 million, or $0.03 per diluted share, compared with a net loss of $15.8 million, or $0.08 per share, in the first quarter of fiscal 2007. The year-over-year improvement in net income was primarily attributable to the 16 percent increase in revenues combined with a modest 2 percent increase in total cost of revenues and operating expenses. Net other income also increased 36 percent, driven primarily by interest income earned on cash and investments. Included in these GAAP net income and earnings per share results are pre-tax expenses totaling $7.4 million for amortization of acquired intangible assets, amortization of purchased maintenance contracts, purchase accounting impact on consulting costs and $2.0 million of non-cash stock-based compensation. Excluding these expenses and including $0.6 million of maintenance and services revenue impacted by purchase accounting adjustments made to the opening deferred revenue balances acquired from Intentia, non-GAAP net income was $12.6 million, or $0.07 per diluted share.

    "Our financial results in the quarter demonstrate that we continue to make solid progress," said Harry Debes, president and CEO. "The first quarter showed strong year-over-year increases in revenue and earnings. We met our guidance in every metric. These results, coupled with a healthy pipeline, are evidence that we are on the right path and that our future remains bright."

    The U.S. dollar weakened relative to other major international currencies in the three months ended Aug. 31, 2007, when compared with rates in the corresponding period last year, contributing 3 percentage points of the 16 percent year-over-year revenue growth. The currency fluctuations also had the effect of increasing costs of revenues and expenses as reported in U.S. dollars by approximately $6 million. The company estimates that the net result of the currency impact was less than a penny on net earnings per share.

    Financial Guidance

    For the second fiscal quarter 2008 ending Nov. 30, 2007, the company estimates total GAAP revenues of $200 million to $205 million, which includes license fee growth in the range of 20 percent to 30 percent over the previous year's comparable period. The company anticipates GAAP fully diluted earnings per share to be in the range of $0.02 to $0.04. Non-GAAP fully diluted earnings per share are forecasted between $0.06 and $0.08, excluding approximately $9 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts and stock-based compensation charges. The non-GAAP effective tax rate for fiscal 2008 is anticipated to be in the range of 37 percent and 40 percent.

    First Quarter Fiscal 2008 Key Metrics

    -- Cash, cash equivalents and marketable securities at quarter-end were $483.1 million (excluding $7.0 million of restricted cash), compared to the May 31, 2007, balance of $553.8 million (excluding $7.4 million of restricted cash).

    -- The company repurchased 5.8 million shares of common stock in the first quarter for $53.7 million at an average price of $9.26 per share.

    -- Total deferred revenues were $236.3 million, including $35.3 million of deferred license revenues, compared to the May 31, 2007, balance of $263.4 million, including $35.3 million of deferred license revenue. Total deferred revenues declined because of lower deferred maintenance revenue resulting from the company's renewal dates now occurring in the third and fourth quarters.

    -- 294 total deals were signed at an average selling price of $89,000, compared with 228 deals at an average selling price of $113,000 in the first quarter fiscal 2007.

    -- 27 new customer deals were signed at an average selling price of $308,000, compared with 34 at an average selling price of $352,000 in the prior year's quarter.

    -- Six deals greater than $1 million and four deals between $500,000 and $1 million were signed, compared to four deals greater than $1 million and six deals in the $500,000 to $1 million range in the first quarter fiscal 2007.

    -- The Americas region represented 55 percent of total revenue; Europe, Middle East, and Africa region represented approximately 41 percent of total revenue; and Asia-Pacific represented 4 percent of total revenue.

    -- Customer wins: Americas - American Public Media, Anne Arundel County Public Schools, The City of Newport - Rhode Island, GCT Global Container Terminals Inc., Heartland Health, MedAmerica, Inc., and Public Health Foundation Enterprises, Inc.; EMEA - Getinge AB, Helly Hanson and LR Health & Beauty Systems; Asia-Pacific - NIDEC Corporation, Eagles Plumbing and Lyttleton Port of Christchurch.

    Conference Call and Webcast

    The company will host a conference call and webcast to discuss its first quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) October 4, 2007. Interested parties should dial 1-877-675-5901 (passcode Lawson104) and international callers 1-773-756-4803. A live webcast will be available on www.lawson.com. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

    A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 1-866-411-1707 and international 1-203-369-0654. The webcast will remain on www.lawson.com for approximately one week.

    About Lawson Software

    Lawson Software provides software and service solutions to approximately 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

    Use of Non-GAAP Financial Information

    In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, amortization of purchased maintenance contracts, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.

                        LAWSON SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)


                                     Three Months Ended     % Increase
                                  -------------------------
                                  Aug 31, 2007 Aug 31, 2006 (Decrease)
                                  ------------ ------------ ----------
Revenues:
   License fees                      $ 25,460     $ 16,768        52%
   Maintenance                         78,514       69,584        13%
   Consulting                          83,434       75,485        11%
                                  ------------ ------------
     Total revenues                   187,408      161,837        16%
                                  ------------ ------------

Cost of revenues:
   Cost of license fees                 6,753        5,042        34%
   Cost of maintenance                 15,660       14,688         7%
   Cost of consulting                  71,226       69,734         2%
                                  ------------ ------------
     Total cost of revenues            93,639       89,464         5%
                                  ------------ ------------

Gross profit                           93,769       72,373        30%
                                  ------------ ------------

Operating expenses:
   Research and development            17,286       20,325       (15%)
   Sales and marketing                 42,291       36,892        15%
   General and administrative          25,723       25,990        (1%)
   Restructuring                         (145)       3,392       ---
   Amortization of acquired
    intangibles                         3,216        2,389        35%
                                  ------------ ------------
     Total operating expenses          88,371       88,988        (1%)
                                  ------------ ------------

Operating income (loss)                 5,398      (16,615)      +++
                                  ------------ ------------

Other income:
   Interest income                      6,863        3,593        91%
   Interest expense                    (2,604)        (267)      ---
   Other income                           322           40       +++
                                  ------------ ------------
     Total other income                 4,581        3,366        36%
                                  ------------ ------------

Income (loss) before income taxes       9,979      (13,249)      +++
Provision for income taxes              4,398        2,543        73%
                                  ------------ ------------
Net income (loss)                    $  5,581     $(15,792)      +++
                                  ============ ============

Net income (loss) per share:
   Basic                             $   0.03     $  (0.08)      +++
                                  ============ ============
   Diluted                           $   0.03     $  (0.08)      +++
                                  ============ ============

Shares used in computing net
 income (loss) per share:
   Basic                              181,512      185,845        (2%)
                                  ============ ============
   Diluted                            185,116      185,845        (0%)
                                  ============ ============

                        LAWSON SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)


                                          August 31, 2007 May 31, 2007
                                          --------------- ------------
ASSETS
------------------------------------------

Current assets:
 Cash and cash equivalents                    $  304,637   $  473,963
 Restricted cash                                     270          555
 Marketable securities                           171,916       74,995
 Trade accounts receivable, net                  135,413      162,947
 Income taxes receivable                           8,017        5,183
 Deferred income taxes                            17,224       17,431
 Prepaid expenses and other current assets        40,573       28,196
                                          --------------- ------------
   Total current assets                          678,050      763,270
                                          --------------- ------------

Long-term marketable securities                    6,536        4,878
Restricted cash                                    6,723        6,889
Property and equipment, net                       31,723       30,879
Goodwill                                         488,089      483,060
Other intangibles assets, net                    127,488      133,456
Deferred income taxes                             36,829       36,889
Other assets                                     19 ,879      19 ,786
                                          --------------- ------------

Total assets                                  $1,395,317   $1,479,107
                                          =============== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------

Current liabilities:
 Current portion of long-term debt            $    3,409   $    3,322
 Accounts payable                                 15,698       21,475
 Accrued compensation and benefits                77,527       85,144
 Income taxes payable                              4,815        3,535
 Deferred income taxes                             4,621        4,605
 Deferred revenue                                225,640      247,587
 Other current liabilities                        56,409       72,986
                                          --------------- ------------
   Total current liabilities                     388,119      438,654
                                          --------------- ------------

Long-term debt, less current portion             244,920      245,228
Uncertain tax position - non-current               4,656            -
Deferred income taxes                             12,392       12,558
Deferred revenue - non-current                    10,638       15,817
Other long-term liabilities                       12,004       11,622
                                          --------------- ------------

Total liabilities                                672,729      723,879
                                          --------------- ------------

Stockholders' equity:
 Common stock                                      2,002        1,994
 Additional paid-in capital                      831,396      822,740
 Treasury stock, at cost                        (176,826)    (123,207)
 Retained earnings                                23,336       17,755
 Accumulated other comprehensive income           42,680       35,946
                                          --------------- ------------
Total stockholders' equity                       722,588      755,228
                                          --------------- ------------

Total liabilities and stockholders' equity    $1,395,317   $1,479,107
                                          =============== ============

                        LAWSON SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                                                Three Months Ended
                                             -------------------------
                                             Aug 31, 2007 Aug 31, 2006
                                             ------------ ------------
Cash flows from operating activities:
 Net income (loss)                             $   5,581     $(15,792)
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
   Depreciation and amortization                  10,200        9,718
   Amortization of debt issuance cost                315            -
   Deferred income taxes                              45           52
   Provision for doubtful accounts, net of
    recoveries                                       447        1,955
   Warranty provision                              1,056          419
   Gain on the disposal of assets                   (308)           -
   Excess tax benefits from stock
    transactions                                  (1,021)        (329)
   Tax benefit from stockholder transactions
    for option activity                              (84)         (44)
   Amortization of stock-based compensation        2,028        2,084
   Amortization of discount and accretion of
    premium on marketable securities                 (27)        (151)
 Changes in operating assets and liabilities,
  net of effect from acquisitions:
   Trade accounts receivable                      28,372        5,982
   Prepaid expenses and other assets             (12,163)      (2,827)
   Accounts payable                               (6,041)      (9,020)
   Accrued and other liabilities                 (25,097)     (13,855)
   Income taxes payable/receivable                 5,702          877
   Deferred revenue                              (29,608)       3,919
                                             ------------ ------------
 Net cash used in operating activities           (20,603)     (17,012)
                                             ------------ ------------

Cash flows from investing activities:
 Cash received (paid) in conjunction with
  acquisitions, net of cash acquired                   -       (1,995)
 Restricted cash designated                          451            -
 Purchases of marketable securities             (179,555)     (29,031)
 Maturities of marketable securities              81,002       48,446
 Cash proceeds from sale of investment               353            -
 Purchases of property and equipment              (2,901)      (2,628)
                                             ------------ ------------
 Net cash (used in) provided by investing
  activities                                    (100,650)      14,792
                                             ------------ ------------

Cash flows from financing activities:
 Principal payments on long-term debt               (406)        (231)
 Cash proceeds from long-term debt                     -        1,263
 Payments on capital lease obligations              (335)        (493)
 Exercise of stock options                         3,604        2,461
 Excess tax benefit from stock transactions        1,021          329
 Proceeds received from employee stock
  purchase plan                                      702          690
 Repurchase of common stock from related
  parties                                        (36,800)           -
 Repurchase of common stock                      (16,863)           -
                                             ------------ ------------
 Net cash (used in) provided by financing
  activities                                     (49,077)       4,019
                                             ------------ ------------

Effect of exchange rate changes on cash and
 cash equivalents                                  1,004         (146)
                                             ------------ ------------

Increase (decrease) in cash and cash
 equivalents                                    (169,326)       1,653
Cash and cash equivalents at beginning of
 period                                          473,963      210,154
                                             ------------ ------------
Cash and cash equivalents at end of period     $ 304,637     $211,807
                                             ============ ============

                        LAWSON SOFTWARE, INC.
Reconciliation of Consolidated GAAP Net (Loss) Income to Consolidated
                          Non-GAAP Net Income
                            (in thousands)
                                Three Months Ended Three Months Ended
                                   Aug 31, 2007       Aug 31, 2006
Net income (loss), as
 reported                                    5,581            (15,792)
Purchase accounting
 impact on revenue           (1)    $          620    $         4,580
Purchase accounting
 impact on consulting               $           93    $             -
Integration related          (4)    $            -    $         4,391
Amortization of purchased
 maintenance contracts              $          822    $           957
Stock based compensation            $        2,028    $         2,085
Restructuring                       $         (145)   $         3,392
Amortization                        $        6,671    $         6,396
Tax provision                (5)    $       (3,027)   $        (1,316)
                                --------------------------------------
Non-GAAP net income                 $       12,643    $         4,693
                                --------------------------------------


                                Three Months Ended Three Months Ended
                                   Aug 31, 2007       Aug 31, 2006
Net income (loss), as
 reported                    (2)              0.03             ( 0.08)
Purchase accounting
 impact on revenue           (1)              0.00               0.02
Purchase accounting
 impact on consulting                         0.00                  -
Integration related          (4)                 -               0.02
Amortization of purchased
 maintenance contracts                        0.00               0.01
Stock based compensation                      0.01               0.01
Restructuring                                 0.00               0.02
Amortization                                  0.04               0.03
Tax provision                (5)             (0.02)            ( 0.01)
                                --------------------------------------
Non-GAAP net income      (2),(3)    $         0.07    $          0.03
                                --------------------------------------

Weighted average shares -
 basic                                     181,512            185,845
Weighted average shares -
 diluted                                   185,116            189,448

                                Three Months Ended Three Months Ended
                                   Aug 31, 2007       Aug 31, 2006
Purchase accounting
 impact on revenue           (1)    $          620    $         4,580
Purchase accounting
 impact on consulting               $           93    $             -
Integration related          (4)    $            -    $         4,391
Amortization of purchased
 maintenance contracts              $          822    $           957
Stock based compensation            $        2,028    $         2,085
Restructuring                       $         (145)   $         3,392
Amortization                        $        6,671    $         6,396
                                --------------------------------------
        subtotal pre-tax
              adjustments           $       10,089    $        21,801
                                --------------------------------------
Tax provision                (5)    $       (3,027)   $        (1,316)
                                --------------------------------------
Impact on net income                $        7,062    $        20,485
                                ======================================

(1) For the purchase accounting impact on deferred revenues for three months ending August 31, 2007 and August 31, 2006, $502,000 and
 $3,047,000, respectively relates to maintenance revenue and $118,000 and $1,533,000, respectively relates to consulting revenue.

(2) For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income.

(3) Three months ending August 31, 2007, and August 31, 2006 do not total due to rounding.

(4) Represents integration expenses related to the merger with Intentia International.

(5) Non-GAAP tax provision is calculated excluding the non-GAAP adjustments on a jurisdictional basis.

                        LAWSON SOFTWARE, INC.
                    SUPPLEMENTAL NON-GAAP MEASURES
             INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
                            (in thousands)
                             (unaudited)
                                                  Three Months Ended
                                                 ---------------------
                                                 August 31, August 31,
                                                    2007       2006
                                                 ---------- ----------
Revenue items
   Purchase accounting impact on maintenance       $   502    $ 3,047
   Purchase accounting impact on consulting            118      1,533
                                                 ---------- ----------
      Total revenue items                              620      4,580

Cost of license items
   Amortization of acquired software                (3,455)    (2,594)
   Non-cash stock-based compensation                    (7)         -
                                                 ---------- ----------
      Total cost of license items                   (3,462)    (2,594)

Cost of maintenance items
   Amortization of purchased maintenance
    contracts                                         (822)      (957)
   Integration related (1)                               -       ( 52)
   Non-cash stock-based compensation                   (41)         -
                                                 ---------- ----------
      Total cost of maintenance items                 (863)    (1,009)

Cost of consulting items
   Purchase accounting impact on consulting            (93)         -
   Amortization                                          -     (1,413)
   Integration related (1)                               -     (1,343)
   Non-cash stock-based compensation                  (218)      (236)
                                                 ---------- ----------
      Total cost of consulting items                  (311)    (2,992)

Research and development items
   Integration related (1)                               -        (33)
   Non-cash stock-based compensation                  (164)      (176)
                                                 ---------- ----------
      Total research and development items            (164)      (209)

Sales and marketing items
   Integration related (1)                               -       (926)
   Non-cash stock-based compensation                  (366)      (411)
                                                 ---------- ----------
      Total sales and marketing items                 (366)    (1,337)

General and administrative items
   Integration related (1)                               -     (2,037)
   Non-cash stock-based compensation                (1,232)    (1,262)
                                                 ---------- ----------
      Total general and administrative              (1,232)    (3,299)

Restructuring                                          145     (3,392)

Amortization of acquired intangibles                (3,216)    (2,389)


Tax provision (2)                                    3,027      1,316

Total Adjustments                                  $ 7,062    $20,485
                                                 ========== ==========

(1) Represents integration expenses related to the merger with Intentia International.

(2) Based on a projected annual global effective tax rate analysis, non GAAP Q1 tax provision was calculated to be 37%. Non- GAAP tax provision is calculated excluding the non-GAAP adjustments in a jurisdictional basis.

Use of Non-GAAP Financial Information
Use of Non-GAAP Financial Information In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.

    CONTACT: Lawson Software, Inc.
             Media
             Joe Thornton, +1-651-767-6154
             joe.thornton@us.lawson.com
             or
             Investors and Analysts
             Barbara Doyle, +1-651-767-4385
             barbara.doyle@us.lawson.com